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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Huntsman Corporation of (a) our report dated January 5, 2005 on the consolidated financial statements of Huntsman Holdings, LLC and subsidiaries as of September 30, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in the method of computing deprecation expense in 2003 and (ii) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141 and SFAS No. 142 in 2002 and SFAS No. 133 in 2001) and (b) our report dated November 23, 2004 on Huntsman Corporation as of October 31, 2004, both appearing in the Registration Statement on Form S-1 No. 333-120749, which is incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        Our audits of the consolidated financial statements of Huntsman Holdings, LLC and subsidiaries referred to in our aforementioned report also includes the financial statement schedule of Huntsman Holdings, LLC listed in Item 16(b) of Registration Statement on Form S-1 No. 333-120749. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Houston, Texas
February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM